Exhibit 3.2

Registrar of Companies

Government Administration Building

133 Elgin Avenue

George Town

Grand Cayman

SK Growth Opportunities Corporation (ROC #384533) (the “Company”)

TAKE NOTICE that at an extraordinary general meeting of the shareholders of the Company dated 27 December 2023, the following special resolutions were passed:

Proposal No. 1—The Extension Amendment Proposal—“RESOLVED, as a special resolution that:

a)	Article 49.7 of SK Growth’s Amended and Restated Memorandum and Articles of Association be deleted in its entirety and replaced with the following new first sentence of Article 49.7:

“In the event that the Company does not consummate a Business Combination within 27 months of the consummation of the IPO, or such earlier date as the Board of Directors may approve in accordance with the Articles, or such later time as the Members may approve in accordance with the Articles, the Company shall:”

b)	Article 49.8(a) of SK Growth’s Amended and Restated Memorandum and Articles of Association be deleted in its entirety and replaced with the following new Article 49.8(a):

“to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100% of the Public Shares if the Company does not consummate a Business Combination within 27 months of the consummation of the IPO, or such earlier date as the Board of Directors may approve in accordance with the Articles, or such later time as the Members may approve in accordance with the Articles; or”

Wai Yan Ng
Corporate Administrator for and on behalf of
Maples Corporate Services Limited

Dated this 27th day of December 2023

Filed: 27-Dec-2023 16:29 EST
www.verify.gov.ky File#: 384533	Auth Code: D04890191642

Registrar of Companies

Government Administration Building

133 Elgin Avenue

George Town

Grand Cayman

SK Growth Opportunities Corporation (ROC #384533) (the “Company”)

TAKE NOTICE that by written resolution of the shareholders of the Company dated 23 June 2022, the following special resolution was passed:

It is resolved as a special resolution that, with effect from the effective time and date of the Company’s Registration Statement on Form 8-A as filed with the United States Securities and Exchange Commission, the Memorandum and Articles of Association of the Company currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association annexed hereto.

Wai Yan Ng
Corporate Administrator for and on behalf of
Maples Corporate Services Limited

Dated this 28th day of June 2022

Filed: 28-Jun-2022 09:46 EST
www.verify.gov.ky File#: 384533	Auth Code: B90775052268